UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☒
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

GuideWell Mutual Holding Corporation
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This is an FAQ sheet GuideWell Mutual Holding Corporation distributed to each GuideWell employee.

1.	Who is Triple-S Management Corporation?
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Triple-S Management Corporation is Puerto Rico’s Blue Cross and Blue Shield plan, which has the largest membership of any health insurer on the island. Its team serves more than 1 million consumers in Puerto Rico through its Medicare Advantage, Medicaid, Commercial, Life and P&C businesses.

●	Like Florida Blue, Triple-S is committed to ensuring everyone has access to high-quality and affordable care.
●	Triple-S is also deeply connected to its communities and shares our respect for the uniqueness of every community served.

2.	Why is GuideWell acquiring Triple-S? Why now?
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This transaction accelerates GuideWell’s expansion in our core insurance operations and will ideally position both Florida Blue and Triple-S to capture the significant opportunities in their markets, as Puerto Rico’s outlook strengthens and Florida experiences continued fast-paced growth in its Puerto Rican and Hispanic communities.

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Triple-S and Florida Blue have highly complementary capabilities and expertise. By working together, we believe both companies will be better positioned to address the unique needs of their diverse communities.

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In addition, we operate in a rapidly evolving environment, and overall health care costs continue to rise. By joining forces with Triple-S, we’ll add strength and scale that will enable us to address affordability and continue to invest in accessible, effective health solutions.

●	This means we can be an even stronger partner to our members, customers and communities.

3.	Does this transaction change GuideWell’s strategy and priorities? What does this mean for our mission?
●	This transaction accelerates our strategy and positions us to achieve our goals.
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To reimagine health care, increase access and create healthier communities for our members, we have taken steps to diversify and grow our business, both vertically as a Florida-focused insurer and horizontally as a health solutions enterprise with an increasingly national footprint. That diversification has taken us from an $8 billion company in 2011 to a $20 billion company in 2020.

●	This transaction continues this strategy, advances our mission of helping people and communities achieve better health and will propel our long-term growth.
●	By leveraging Triple-S’s complementary capabilities and expertise, we will be better positioned than ever to address the unique needs of our diverse communities.

4.	How will Triple-S be structured as part of GuideWell?
●	Following the completion of the transaction, Triple-S will operate as a wholly owned subsidiary of GuideWell. All Triple-S subsidiaries will become indirect, wholly owned subsidiaries of GuideWell.
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Triple-S will continue to operate as a Puerto Rican company under its current brand, while collaborating with Florida Blue to improve health outcomes for members. The Triple-S management team will continue to lead the company.

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We strongly believe that local teams, with deep understanding of the local population and local needs, are critical to success in Puerto Rico. Triple-S’s providers, members and community partners will continue to work with the Triple-S staff they know and trust.

●	Until the closing of this transaction, GuideWell and Triple-S will continue to operate as independent companies.

5.	Will this change our reporting structure or day-to-day operations? How will our teams work with Triple-S teams?
●	We expect little to no impact for our teams as a result of this transaction.
●	Following the transaction close, Florida Blue and Triple-S will work closely, leveraging each other’s expertise to drive improved health outcomes, affordability, access and health equity.
●	With that said, the companies will each operate as an independent subsidiary of GuideWell.
●	These are early days, but in the coming weeks we’ll be working on integration planning to determine how best to bring our companies together.

6.	What does this transaction mean for GuideWell employees and employees of GuideWell’s companies? What does this mean for me and my role?
●	Until the transaction closes, we will continue to operate independently and there will be no changes to your role or responsibilities.
●	Following the closing, we expect little to no impact for our teams as a result of this transaction.
●	We’re excited to welcome Triple-S to the GuideWell family.

7.	How do Florida Blue’s and Triple-S’s cultures compare?
●	We are fully aligned from a cultural perspective – our companies are committed to providing services that represent and serve our diverse communities.
●	In fact, this alignment was a strong value driver for the transaction.
●	This combination is about building on our local expertise, our legacies and our complementary strengths to become an even stronger partner to our customers and communities.

8.	What happens with current vacancies and budget decisions for 2021-2022?
●	Closing is expected in the first half of 2022, so there should be no impact to 2021 operations.
●	GuideWell is diligent and disciplined about workforce planning and budgets, and we expect to continue with the plan we have already begun to execute as we prepare for 2022.

9.	What does this mean for hiring?
●	GuideWell is diligent and disciplined about workforce planning and budgets, and we expect to continue with the plan we have already begun to execute as we prepare for 2022.

10.	Will any GuideWell employees be asked to relocate to Puerto Rico as a result of this announcement?
●	We do not expect that employees will be asked to relocate as a result of this announcement.

11.	When does the transaction close and what can I expect between now and then?
●	We expect the transaction to close in the first half of 2022.
●	Until then, GuideWell and Triple-S will continue to operate as separate companies.
●	The best thing you can do is remain focused on your responsibilities and continue to serve our members, customers and communities.

12.	What should we tell members, providers or other stakeholders who have questions about this announcement?
●	Teams who interact with our members, providers and other stakeholders have received materials to assist them in discussing the transaction and the exciting opportunities it creates.
●	You should not discuss the transaction with any external parties unless directed to.

13.	Can I begin to collaborate with Triple-S employees?
●	You should not interact with Triple-S employees unless directed to do so in connection with our integration activities.

14.	What should I do if I’m approached by an external party about this transaction? What should I tell them?
●	If you receive inquiries from the media or other outside parties, please do not comment and forward them immediately to our Chief Communications Officer Farley Kern at Farley.Kern@bcbsfl.com.

Forward-looking Statements
Certain statements contained in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “feel(s),” “forecast(s),” “intend(s),” “may,” “potential,” “plan(s),” “predict(s),” “project(s),” “seek(s),” “should,” “would,” “will,” and similar expressions (including the negative thereof) are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Triple-S Management Corporation (“Triple-S”) intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although Triple-S believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, the risk that Triple-S fails to obtain the required vote of Triple-S’s shareholders; the risk of a significant delay in consummating the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval or a Blue Cross and Blue Shield Association approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the impact of COVID-19 on global markets, economic conditions, the health care industry and our results of operations, which is unknown, and the response by governments and other third parties; the inability to predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs; disasters or epidemics; provider, territory, state, federal, foreign and other contract changes and timing of regulatory approval of contracts; the outcome of legal and regulatory proceedings; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that potential litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification or liability; unexpected costs, charges or expenses resulting from the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Triple-S; and the risk that the proposed transaction and its announcement could have an adverse effect on Triple-S’s ability to contract with providers and retain and hire key personnel; as well as risk factors listed from time to time in Triple-S’s filings with the Securities and Exchange Commission (the “SEC”). Triple-S cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Triple-S disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information and Where to Find It
This communication relates to a proposed transaction between Triple-S and GuideWell Mutual Holding Corporation (“GuideWell”). In connection with this proposed transaction, Triple-S may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Triple-S may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIPLE-S ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Triple-S. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Triple-S through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Triple-S will be available free of charge on Triple-S’s internet website at https://investors.triplesmanagement.com or by contacting Triple-S’s primary investor relations contact by email at investorrelations@ssspr.com or by phone at (787)749-4949. Copies of documents filed with the SEC by GuideWell will be made available free of charge on GuideWell’s website at www.guidewell.com.

Participants in Solicitation
Triple-S, GuideWell, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Triple-S is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 18, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K. Information about the directors and executive officers of GuideWell is set forth on its website at www.guidewell.com/who-we-are.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.